UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2025

High Wire Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53461	81-5055489
(Commission File Number)	(IRS Employer Identification No.)

30 North Lincoln Street

Batavia, IL 60510

(Address of Principal Executive Offices)

(952) 974-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HWNI	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2025, High Wire Networks, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) pursuant to which the Company issued 250 shares of a newly created Series G Convertible Preferred Stock (“Preferred Stock”), which is convertible into common stock, par value $0.00001 per share, of the Company (“Common Stock”).

The material features of the Preferred Stock, as set forth in the Certificate of Designation for the Preferred Stock (“COD”), include the following: (i) the Preferred Stock is convertible into shares of our common stock at a price equal to 90% of the lowest traded price of the Common Stock during the ten (10) trading days immediately preceding any conversion; (ii) conversions are limited so that no conversion may be made to the extent that, following a conversion, the beneficial ownership of the Investor and its affiliates would be more than 4.99% of our outstanding shares of common stock; (iii) the Preferred Stock is entitled to receive dividends at an annual rate of 12% on the stated value thereof, payable quarterly in arrears, in cash or by the issuance of additional shares of Preferred Stock; (iv) on the earlier of the (1) 90th calendar day following the issuance date and (2) the date the Common Stock is listed on a national exchange, the Company has the obligation to redeem the Preferred Stock for an amount equal to 110% of the outstanding Stated Value of the Preferred Stock, plus any accrued but unpaid dividends, plus all other amounts due to the Investor pursuant to the Certificate of Designation; and (v) the Preferred Stock will vote together with our common stock on an as-converted basis on all matters submitted to a vote of our shareholders, but not in excess of the 4.99% conversion limitation.

Under additional covenants set forth in the COD, holders of the Preferred Stock enjoy certain other rights, including: (i) upon the consummation of an underwritten offering by the Company resulting in net proceeds of at least $3,000,000, occurring prior to the one year anniversary of the issue date, the Investor shall have the option to convert their Preferred Stock, along with any other preferred stock of the Company then held by them, into the securities issued in such underwritten offering, at a 35% discount to the public offering price at which the securities in such offering are issued; (ii) the Investor has the right to have the conversion price adjusted downward to match the conversion price of any newly-issued variable price convertible security with a conversion price more favorable than that set forth in the COD; (iii) Investor has the right to participate in up to 20% of any future financings we may conduct.

The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder in connection with the issuance and sale of the Preferred Stock and Conversion Shares. The offer and sale of the Preferred Stock and Conversion Shares have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act, and in each case in compliance with applicable state securities laws.

The foregoing description of the SPA and the COD is not complete and is qualified in its entirety by reference to the full text of those documents, copies of which are filed as Exhibits to this Form 8-K and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of April 29, 2025.
10.2	Certificate of Designations of Preferences, Rights and Limitations of Series G Convertible Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2025

High Wire Networks, Inc.

By:	/s/ Mark W. Porter
Name:	Mark W. Porter
Title:	Chief Executive Officer

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